Exhibit 5.1

April 28, 2025

Azitra, Inc.

21 Business Park Drive

Branford, CT 06405

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Azitra, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-1 on the date hereof, as amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale, on a delayed or continuous basis, by the selling stockholder named in the Registration Statement under the caption “Selling Stockholder” (the “Selling Stockholder”) of (i) up to 66,889,632 shares of common stock (the “Shares”), par value $0.0001 per share (the “Common Stock”), of the Company issuable in accordance with the terms of that certain purchase agreement (the “Purchase Agreement”) that the Company entered into with the Selling Stockholder on April 24, 2025, and (ii) up to 6,688,963 shares of Common Stock (the “Warrant Shares”) issuable upon exercise by the Selling Stockholder of warrants (the “Warrants”) that the Company may issue to the Selling Stockholder in connection with any sales under the Purchase Agreement. The Warrants are not exercisable until the full issuance of the Warrant Shares and exercise of the Warrants for Common Stock are approved by the Company’s stockholders (the “Stockholder Approval”).

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Purchase Agreement, the form of Warrant, the Company’s certificate of incorporation (as amended and/or restated to date) and the Company’s bylaws (as amended and/or restated to date), each as currently in effect, a certificate of good standing issued by the Delaware Secretary of State as of a recent date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates, and other documents submitted to us; (ii) the legal capacity, competency, and authority of all individuals executing documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates, and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates, and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic, or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution, and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; and (vii) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof.

For purposes of rendering the opinion set forth below with respect to Shares, we have further assumed (i) the approval by the Company’s board of directors (the “Board of Directors”) (or duly authorized designees of the Board of Directors) of each issuance of the Shares, (ii) the issuance of the Shares in accordance with such approval, for a price per share equal to or greater than the minimum price, if any, authorized by the Board of Directors (or duly authorized designees of the Board of Directors) prior to the date of issuance (the “Minimum Price”), (iii) the receipt by the Company of the consideration (which shall not be less than the par value of such Shares) to be paid in accordance with such approval, and (iv) that no event occurs that causes the total number of Shares that may be issued for the Minimum Price, when added to the number of shares of the Common Stock issued, subscribed for, or otherwise committed to be issued, to exceed the number of authorized shares of the Common Stock available for issuance by the Company.

April 28, 2025

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion herein is expressed solely with respect to the federal laws of the United States and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that:

1.	the issuance and sale of the Shares to be issued and sold by the Company pursuant to the Purchase Agreement have been duly authorized by the Company and, when such Shares are issued and paid for in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable;

2.	the Warrant Shares, following Stockholder Approval, when issued and paid for upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid, and nonassessable

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to being named under the caption “Legal Matters” contained therein. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP